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                                                                     EXHIBIT 5.1


                 Letterhead of Jasmina Theodore Boulanger, Esq.
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095


                                                                  August 1, 2002


Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, California 92660-3095


       Re:  Opinion Letter -- 1999 Non-Qualified Employee
            Stock Purchase Plan and 2001 Employee Stock Purchase Plan


Ladies and Gentlemen:

        I am Associate General Counsel and Assistant Secretary of Conexant Systems, Inc., a Delaware corporation (the "Company"), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act"), 9,500,000 shares of Common Stock, par value $1.00 per share, of the Company (including the associated Preferred Share Purchase Rights, the "Common Stock"), which may be delivered from time to time pursuant to the Conexant Systems, Inc. 1999 Non-Qualified Employee Stock Purchase Plan and the Conexant Systems, Inc. 2001 Employee Stock Purchase Plan (together, the "Plans").

        I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed. On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Act, any newly issued shares of Common Stock delivered in accordance with the Plans will, when so delivered, be legally issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

        I express no opinion herein as to any laws other than the laws of the State of California, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.


                                        Very truly yours,


                                        /s/  Jasmina Theodore Boulanger
                                        --------------------------------
                                             Jasmina Theodore Boulanger